Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Timothy D. Sullivan, President and Chief Executive Officer and Edward J. Lipkus, Vice President and Chief Financial Officer of Sunnyside Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2017 and that to the best of their knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy D. Sullivan
Date	March 27, 2018	Timothy D. Sullivan
President and Chief Executive Officer

/s/ Edward J. Lipkus
Date	March 27, 2018	Edward J. Lipkus
Vice President and Chief Financial Officer